                                                                  EXHIBIT 2.1


                             COMBINATION AGREEMENT


                                     among


                        SYKES ENTERPRISES, INCORPORATED,

                      ORACLE SERVICE NETWORKS CORPORATION,

                          STILCO INVESTMENTS LIMITED,

                         SLEMKO INVESTMENT CORPORATION,

                                      and

                      HAMBRO INSURANCE SERVICES GROUP PLC



                                DECEMBER 9, 1998

                               TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
1.       THE TRANSACTION..........................................................................................1
         1.1.     THE REORGANIZATION..............................................................................1
         1.2.     ADJUSTMENTS FOR CAPITAL CHANGES.................................................................2
         1.3.     EFFECTS OF THE REORGANIZATION...................................................................3
         1.4.     SHARES TO ESCROW AGENT..........................................................................3
         1.5.     VOTING TRUST AGREEMENT..........................................................................3
         1.6.     SUPPORT AGREEMENT...............................................................................3
         1.7.     REGISTRATION RIGHTS AGREEMENT...................................................................3
         1.8.     REORGANIZATION..................................................................................3
         1.9.     POOLING OF INTERESTS............................................................................3
         1.10.    CURRENCY........................................................................................3
         1.11.    ISSUANCE OF EXCHANGEABLE SHARES CERTIFICATES....................................................4

2.       JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.....................................4
         2.1.     CORPORATE.......................................................................................4
         2.2.     NO VIOLATION....................................................................................6
         2.3.     FINANCIAL STATEMENTS............................................................................6
         2.4.     TAX MATTERS.....................................................................................7
         2.5.     ACCOUNTS RECEIVABLE.............................................................................8
         2.6.     INVENTORY.......................................................................................9
         2.7.     ABSENCE OF CERTAIN CHANGES......................................................................9
         2.8.     ABSENCE OF UNDISCLOSED LIABILITIES..............................................................10
         2.9.     YEAR 2000 COMPLIANCE............................................................................11
         2.10.    NO LITIGATION...................................................................................11
         2.11.    COMPLIANCE WITH LAWS AND ORDERS.................................................................12
         2.12.    TITLE TO AND CONDITION OF PROPERTIES............................................................13
         2.13.    INSURANCE.......................................................................................15
         2.14.    POOLING-OF-INTERESTS............................................................................15
         2.15.    CONTRACTS AND COMMITMENTS.......................................................................15
         2.16.    LABOR AND EMPLOYMENT MATTERS....................................................................17
         2.17.    EMPLOYEE BENEFIT PLANS..........................................................................18
         2.18.    EMPLOYMENT COMPENSATION.........................................................................18
         2.19.    TRADE RIGHTS....................................................................................19
         2.20.    MAJOR CUSTOMERS AND SUPPLIERS...................................................................19
         2.21.    PRODUCT WARRANTY AND PRODUCT LIABILITY..........................................................20
         2.22.    BANK ACCOUNTS...................................................................................20
         2.23.    AFFILIATES' RELATIONSHIPS TO THE COMPANY........................................................20
         2.24.    ASSETS NECESSARY TO BUSINESS....................................................................20
         2.25.    NO BROKERS OR FINDERS...........................................................................21
         2.26.    SPECIFIED FINANCIAL INSTITUTIONS..................................................................
         2.27.    DISCLOSURE......................................................................................21

3.       SEVERAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS..................................................21
         3.1.     POWER..........................................................................................21
         3.2.     AUTHORIZATION..................................................................................21
         3.3.     VALIDITY.......................................................................................21
         3.4.     TITLE..........................................................................................22
         3.5.     INVESTMENT INTENT..............................................................................22
         3.6.     POOLING-OF-INTERESTS...........................................................................23

4.       REPRESENTATIONS AND WARRANTIES OF BUYER.................................................................24
         4.1.     CORPORATE......................................................................................24
         4.2.     NO BROKERS OR FINDERS..........................................................................25
         4.3.     DISCLOSURE.....................................................................................25
         4.4.     SEC DOCUMENTS..................................................................................25
         4.5.     NO VIOLATION...................................................................................26
         4.6.     BUYER SHARES...................................................................................26
         4.7.     NO MATERIAL ADVERSE CHANGE.....................................................................27
         4.8.     INVESTMENT CANADA..............................................................................27
         4.9.     SPECIFIED FINANCIAL INSTITUTIONS...............................................................27

5.       COVENANTS...............................................................................................27
         5.1.     ESCROW AGREEMENT...............................................................................27
         5.2.     PARENT SPECIAL PREFERRED VOTING STOCK..........................................................27
         5.3.     NONCOMPETITION AND CONFIDENTIALITY AGREEMENTS..................................................27
         5.4.     TERMINATION OF MANAGEMENT CONTRACTS............................................................27
         5.5.     INDEBTEDNESS OF AFFILIATES.....................................................................27
         5.6.     ACCESS TO INFORMATION AND RECORDS..............................................................28
         5.7.     POOLING LETTER.................................................................................28
         5.8.     CONSENTS.......................................................................................28
         5.9.     CONDUCT OF BUSINESS PENDING THE CLOSING........................................................28
         5.10.    ADVICE OF CHANGES..............................................................................29
         5.11.    REGULATORY APPROVALS...........................................................................30
         5.12.    FURTHER ASSURANCES.............................................................................30
         5.13.    CANADIAN SECURITIES ACT........................................................................30
         5.14.    HAMBRO CLEARANCE CERTIFICATE...................................................................30

6.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.............................................................31
         6.1.     REPRESENTATIONS AND WARRANTIES TRUE OF THE CLOSING DATE........................................31
         6.2.     COMPLIANCE WITH AGREEMENT......................................................................31
         6.3.     ABSENCE OF LITIGATION..........................................................................31
         6.4.     CONSENTS AND APPROVALS.........................................................................32
         6.5.     NO MATERIAL ADVERSE CHANGE.....................................................................32
         6.6.     EMPLOYMENT AND NONCOMPETITION AGREEMENTS.......................................................32
         6.7.     GENERAL RELEASES...............................................................................32
         6.8.     CLINIDATA ACQUISITION..........................................................................32

7.       CONDITIONS PRECEDENT TO THE COMPANY'S AND THE SHAREHOLDERS' OBLIGATIONS.................................32
         7.1.     REPRESENTATIONS AND WARRANTIES TRUE ON THE CLOSING DATE........................................32
         7.2.     COMPLIANCE WITH AGREEMENT......................................................................33
         7.3.     ABSENCE OF LITIGATION..........................................................................33
         7.4.     NO MATERIAL ADVERSE CHANGE.....................................................................33
         7.5.     CONSENTS AND APPROVALS.........................................................................33

8.       INDEMNIFICATION.........................................................................................33
         8.1.     BY SHAREHOLDERS................................................................................33
         8.2.     BY BUYER.......................................................................................34
         8.3.     INDEMNIFICATION OF THIRD-PARTY CLAIMS..........................................................34
         8.4.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.................................35
         8.5.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF BUYER............................................36
         8.6.     SURVIVAL OF COVENANTS..........................................................................36
         8.7.     ESCROW FUND....................................................................................36
         8.8.     NO WAIVER......................................................................................36

9.       CLOSING.................................................................................................37
         9.1.     DOCUMENTS TO BE DELIVERED BY THE COMPANY AND SHAREHOLDERS......................................37
         9.2.     DOCUMENTS TO BE DELIVERED BY BUYER.............................................................38

10.      TERMINATION.............................................................................................39
         10.1.    RIGHT OF TERMINATION WITHOUT BREACH............................................................39
         10.2.    TERMINATION FOR BREACH.........................................................................40

11.      MISCELLANEOUS...........................................................................................40
         11.1.    SCHEDULES......................................................................................40
         11.2.    DISCLOSURES AND ANNOUNCEMENTS..................................................................41
         11.3.    ASSIGNMENT; PARTIES IN INTEREST................................................................41
         11.4.    LEGAL MATTERS..................................................................................41
         11.5.    NOTICE.........................................................................................41
         11.6.    EXPENSES.......................................................................................43
         11.7.    ENTIRE AGREEMENT...............................................................................43
         11.8.    COUNTERPARTS...................................................................................43
         11.9.    HEADINGS.......................................................................................44
         11.10.   GLOSSARY OF TERMS..............................................................................44

                             COMBINATION AGREEMENT

                  THIS COMBINATION AGREEMENT is entered into as of December 9, 1998, among SYKES ENTERPRISES, INCORPORATED, a Florida corporation ("Buyer"), ORACLE SERVICE NETWORKS CORPORATION, an Ontario corporation (the "Company"), and STILCO INVESTMENTS LIMITED, an Ontario corporation, SLEMKO INVESTMENT CORPORATION, an Ontario corporation, and HAMBRO INSURANCE SERVICES GROUP PLC, an English public limited company, the holders of all of the outstanding capital stock of the Company (each a "Shareholder" and, collectively, the "Shareholders"). As used herein, this "Agreement" means this Combination Agreement and all schedules and exhibits hereto.

                                    RECITALS

                  A. The Shareholders own all of the issued and outstanding capital stock of the Company.

                  B. Buyer desires to purchase the Company from the Shareholders and the Shareholders desire to sell the Company to Buyer upon the terms and conditions set forth in this Agreement.

                  C. The Shareholders and the respective Boards of Directors of Buyer and the Company have approved and adopted the Reorganization and the other transactions contemplated by this Agreement.

                  D. The Reorganization is intended to be treated as (i) a reorganization pursuant to the provisions of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (United States) (the "Code"), (ii) a pooling of interests under United States generally accepted accounting principles ("US GAAP") and (iii) a reorganization of capital for purposes of section 86 of the Income Tax Act (Canada) (the "ITA").

1.       THE TRANSACTION

         1.1.     THE REORGANIZATION.

                  Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer, the Company and the Shareholders shall effect Buyer's acquisition of the Company pursuant to a reorganization of the capital structure of the Company (the "Reorganization"), which Reorganization shall occur and be deemed to occur in the following order on the Closing Date:

                  (a) The Company shall issue to Buyer one Preference Share of the Company (the "Preference Share") for a subscription price of $20 Canadian. No certificate shall be issued in respect of the one Preference Share.

                  (b) The articles of incorporation of the Company shall be amended to convert (i) each of the common shares of the Company ("Company Common Shares") into a number of Exchangeable Shares of the Company having the rights, privileges, restrictions and conditions set forth on Exhibit 1.1(b) (the "Exchangeable Share Provisions") at an exchange ratio equal to 12.83256 Exchangeable Shares per Company Common Share (the "Exchange Ratio") and (ii) the Preference Share into one common share of a new class of common shares of the Company. Upon such conversion, each holder of Company Common Shares will receive that whole number of Exchangeable Shares resulting from the conversion of such holder's Company Common Shares (as shown in Schedule 1.1(b)). No fractional Exchangeable Shares shall be issued.

                  (c) Upon the conversion referred to in paragraph (b)(i) above, each holder of Company Common Shares shall cease to be such a holder, shall have his name removed from the register of holders of Company Common Shares and shall become a holder of the number of Exchangeable Shares to which he is entitled as a result of the conversion referred to in paragraph (b)(i) and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

                  (d) The stated capital of the Exchangeable Shares will be equal to the stated capital of the Company Common Shares immediately prior to the Reorganization.

                  (e) Upon the conversion referred to in paragraph (b)(ii) above, the holder of the Preference Share shall cease to be a holder of the Preference Share, shall have its name removed from the register of holders of the Preference Shares and shall become a holder of the one fully paid and non-assessable common share to which it is entitled as a result of the conversion referred to in paragraph (b)(ii) and such holder's name shall be added to the register of holders of Company common shares accordingly.

                  (f) The stated capital of the one Company common share shall be equal to the stated capital of the one Preference Share prior to the conversion referred to in paragraph (b)(ii) above.

                  (g) Buyer will issue to Escrow Agent, in its capacity as Trustee under the Voting Trust Agreement, one Voting Share (as defined in Voting Trust Agreement), which shall be held pursuant to the terms of the Voting Trust Agreement.

         1.2.     ADJUSTMENTS FOR CAPITAL CHANGES.

                  If, before the Closing, Buyer or the Company recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the Exchange Ratio will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of Company

Common Shares and the holders of the shares of the common stock, $.01 par value, of Buyer (the "Sykes Common Shares").

         1.3.     EFFECTS OF THE REORGANIZATION.

                  The Reorganization will have all of the effects provided by applicable law, including, without limitation, the Ontario Business Corporations Act.

         1.4.     SHARES TO ESCROW AGENT.

                  On the Closing Date, each Shareholder shall deliver to Firstar Bank Milwaukee, N.A. (the "Escrow Agent") ten percent of the total number of Exchangeable Shares held by such Shareholder immediately after the Closing to be held and disbursed by the Escrow Agent pursuant to the terms of the Escrow Agreement attached hereto as Exhibit 1.4.

         1.5.     VOTING TRUST AGREEMENT.

                  On the Closing Date, Buyer, the Company and the Escrow Agent shall enter into Voting Trust Agreement attached hereto as Exhibit 1.5 regarding the voting of the Exchangeable Shares.

         1.6.     SUPPORT AGREEMENT.

                  On the Closing Date, Buyer and the Company shall enter into a Support Agreement attached hereto as Exhibit 1.6.

         1.7.     REGISTRATION RIGHTS AGREEMENT.

                  On the Closing Date, Buyer and the Shareholders shall enter into a Registration Rights Agreement in form and substance mutually acceptable to Buyer and the Shareholders.

         1.8.     REORGANIZATION.

                  The parties intend for the Reorganization to be treated as a plan of reorganization under section 368(a)(1) of the Code and as a reorganization of capital of the Company under section 86 of the ITA.

         1.9.     POOLING OF INTERESTS.

                  The parties intend that the Reorganization be treated as a pooling of interests under US GAAP.

         1.10.    CURRENCY.

                  Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean United States dollars.

         1.11.    ISSUANCE OF EXCHANGEABLE SHARES CERTIFICATES.

                  Upon surrender for cancellation of a certificate that immediately before the Closing represented outstanding Company Common Shares that were converted into Exchangeable Shares, such Shareholder shall be entitled to receive in exchange therefor, and Buyer shall deliver, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such Shareholder has the right to receive. Until surrendered as contemplated by this section, each certificate which immediately prior to the Closing represented outstanding Company Common Shares that were converted into Exchangeable Shares shall be deemed at any time after the Closing to represent only the right to receive upon such surrender the certificate representing Exchangeable Shares as contemplated by this section.

2.       JOINT AND SEVERAL REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

                  The Shareholders, jointly and severally make the following representations and warranties to Buyer, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Buyer, other than as specifically disclosed in the schedules delivered to Buyer at the time of the execution of this Agreement, and, pursuant to Section 8.4 herein, shall survive the Closing of the transactions provided for herein.

         2.1.     CORPORATE.

                  (a) Organization. The Company and each of its Subsidiaries is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.

                  (b) Corporate Power. The Company and each of its Subsidiaries has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as and where such is now being conducted.

                  (c) Qualification. Except for British Columbia and New Brunswick, the Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign or extra-provincial corporation in each jurisdiction wherein the character of the properties owned or leased by it, or the nature of its business, makes such licensing or qualification necessary. The jurisdictions in which the Company is licensed or qualified to do business are listed in Schedule 2.1(c).

                  (d) Power. The Company has full power, legal right and authority to enter into, execute and deliver this Agreement and the other agreements, instruments and documents contemplated hereby (such other documents sometimes referred to herein as "Ancillary Instruments"), and to carry out the transactions contemplated hereby.

                  (e) Authorization. The execution and delivery of this Agreement and the Ancillary Instruments, and full performance thereunder, have been duly authorized by the board of directors of the Company and the Shareholders, and no other or further corporate act on the part of the Company is necessary therefor.

                  (f) Validity. This Agreement has been duly and validly executed and delivered by the Company and is, and when executed and delivered each Ancillary Instrument will be, the legal, valid and binding obligation of the Company, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

                  (g) Subsidiaries. Schedule 2.1(g) sets forth the name, jurisdiction of incorporation, capitalization, ownership and officers and directors of each corporation in which the Company has a direct or indirect equity interest ("Subsidiary") and the jurisdictions in which each Subsidiary is qualified or licensed to do business as a foreign or extra-provincial corporation. Except as listed in Schedule 2.1(g), the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or other ownership interest in any entity or business. All of the outstanding shares of capital stock of each Subsidiary owned by the Company are free and clear of any security interest, restriction, option, voting trust or agreement, proxy, encumbrance, claim or charge of any kind whatsoever, and are duly authorized, validly issued, fully paid and nonassessable. There are no (a) securities convertible into or exchangeable for the capital stock or other securities of any Subsidiary, (b) options, warrants or other rights to purchase or subscribe to capital stock or other securities of any Subsidiary or securities which are convertible into or exchangeable for capital stock or other securities of any Subsidiary, or (c), except as disclosed in Schedule 2.1(g), contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any Subsidiary, any such convertible or exchangeable securities or any such options, warrants or other rights.

                  (h) Corporate Documents. The copies of the Articles of Amalgamation and Bylaws of the Company and each of its Subsidiaries, including any amendments thereto, a copy of which have been delivered by Shareholders to Buyer, are true, correct and complete copies of such instruments as presently in effect. The corporate minute book and stock records of the Company and each Subsidiary that have been furnished to Buyer for inspection, are true, correct and complete and accurately reflect all material corporate action taken by the Company and each of its Subsidiaries. The directors and officers of the Company are listed in Schedule 2.1(h).

                  (i) Capitalization of the Company. The authorized capital stock of the Company consists of an unlimited number of common shares and an unlimited number of preference shares. No shares of capital stock of the Company are issued or outstanding except for 114,942 Company Common Shares, all of which are owned of record and beneficially by the Shareholders in the respective numbers set forth in Schedule 1.1(b). All outstanding Company Common Shares are duly authorized, validly issued, fully paid and nonassessable, are not subject to preemptive rights, and have been offered, issued, sold and delivered by the

Company in compliance with all registration, qualification and prospectus requirements (or applicable exemptions therefrom) of applicable federal and provincial securities laws. There are no (a) securities convertible into or exchangeable for any of the Company's capital stock or other securities, (b) options, warrants or other rights to purchase or subscribe to capital stock or other securities of the Company or securities which are convertible into or exchangeable for capital stock or other securities of the Company, or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Company, any such convertible or exchangeable securities or any such options, warrants or other rights.

         2.2.     NO VIOLATION.

                  Except as set forth on Schedule 2.2, neither the execution and delivery of this Agreement or the Ancillary Instruments nor the consummation by the Company and Shareholders of the transactions contemplated hereby and thereby (a) will violate any applicable statute, law, ordinance, rule or regulation of any jurisdiction (collectively, "Laws") or any order, writ, injunction, judgment, plan or decree (collectively, "Orders") of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, provincial, municipal, or other (collectively, "Government Entities"), (b) will require any Order or judicial approval in the Province of Ontario or any other jurisdiction, (c) will require any authorization, consent, approval, order, or authorization of, registration, declaration or filing with, or other action by or notice to any Government Entity by the Company or any of its Subsidiaries, except under the Investment Canada Act and applicable securities laws in connection with the consummation of the transactions contemplated by this Agreement, the Exchangeable Share Provisions, the Voting Trust Agreement, the Registration Rights Agreement and the Support Agreement or (d) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the material assets of the Company or its Subsidiaries under, any term or provision of the Articles of Incorporation or By-Laws of the Company or any equivalent document of any of the Company's Subsidiaries or of any material contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which the Company, its Subsidiaries or any Shareholder is a party or by which the Company, its Subsidiaries or any Shareholder or any of its or their material assets or properties may be bound or affected.

         2.3.     FINANCIAL STATEMENTS.

                  Included as Schedule 2.3 are true and complete copies of the consolidated financial statements of the Company and its Subsidiaries consisting of (i) consolidated balance sheets of the Company and its Subsidiaries as of June 30, 1996, 1997 and 1998, and the related consolidated statements of income and cash flows for the years then ended (including the notes thereto), which financial statements have been reported on, and are accompanied by, the signed, unqualified opinions of PricewaterhouseCoopers, LLP, independent auditors for the Company and its Subsidiaries for such years, and (ii) an unaudited balance sheet of the

Company and its Subsidiaries as of October 31, 1998 (the "Recent Balance Sheet"), and the related unaudited consolidated statements of income and cash flows for the four months then ended and for the corresponding period of the prior year (including the notes and schedules contained therein or annexed thereto). All annual audited financial statements of the Company (including all notes and schedules thereto) are true, complete and accurate, have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, have been prepared in accordance with the books and records of the Company and its Subsidiaries, and fairly present, in accordance with Canadian generally accepted accounting principles, the assets, liabilities and financial position, the results of operations and cash flows of the Company and its Subsidiaries as of the dates and for the years and periods indicated. The unaudited management financial statements of the Company dated October 31, 1998 have been prepared in accordance with past practices consistent with the principles applied in the Company's audited financial statements, excluding items of deferred taxes and footnote disclosure, and fairly present the financial position of the Company as of and for the period ended October 31, 1998.

         2.4.     TAX MATTERS.

                  Except as disclosed on Schedule 2.4(a):

                  (a) Provision For Taxes. The accrual for income taxes on the Recent Balance Sheet is sufficient for the payment of all Taxes at the date of the Recent Balance Sheet and for all years and periods prior thereto. Since the date of the Recent Balance Sheet, the Company and its Subsidiaries have not incurred any Taxes other than Taxes incurred in the ordinary course of business consistent in type and amount with past practices of the Company and its Subsidiaries, respectively. Canadian federal and provincial income Tax assessments have been issued to the Company and its Subsidiaries covering all past periods up to and including the fiscal year ended June 30, 1997. There no actions, suits, proceedings, investigations, inquiries or claims now pending or made or, to the best knowledge of the Shareholders, threatened against the Company or its Subsidiaries in respect to Taxes. No objection or appeals of any assessment or reassessment have been filed. No Tax liens have been filed other than for Taxes not yet due and payable. Neither the Company nor any of its Subsidiaries is or has been engaged in the conduct of a trade or business in the United States for purposes of determining whether any Taxes are due in the United States. The Company and its Subsidiaries have withheld and paid all Taxes required to be withheld and paid in connection with amounts owing to any employee, non-resident of Canada, shareholder, creditor or third party and has remitted such Taxes to the proper tax or other receiving authorities within the time required under applicable legislation. The Company and its Subsidiaries have not entered into any agreements or other arrangements, nor has it granted or requested any waivers, providing for any extension of time with respect to
(i) the filing of any Tax return; (ii) the period for any assessment or reassessment of Taxes or other document; or (iii) the payment of any Taxes. As used in this Agreement, "Tax" and "Taxes" means, with respect to any entity,
(A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital, gross receipts, sales, use, goods and services, excise, ad valorem, payroll, transfer, franchise, license, withholding, payroll, employment, excise, severance, utility, compensation, social security, workers' compensation, unemployment insurance or compensation, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, whether or not disputed, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity. As used in this Agreement, "Tax Returns" means all returns relating to Taxes.

                  (b) Tax Returns Filed. All federal, provincial, foreign, county, local and other Tax Returns required to be filed by or on behalf of the Company and its Subsidiaries have been timely filed and when filed were true and correct in all material respects, and the taxes shown as due thereon were paid or adequately accrued. True and complete copies of all Tax Returns or other related documents filed by the Company and its Subsidiaries for each of its five most recent fiscal years have been delivered to Buyer.

                  (c) Tax Audits. Since the date of the Recent Balance Sheet, no material Tax liability has been assessed, proposed to be assessed, incurred or accrued against or with respect of the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has received any written notification that any material issues have been raised (and are currently pending) by Revenue Canada, the Internal Revenue Service or any other taxing authority, including without limitation any sales tax authority, in connection with any of the Company's or its Subsidiaries' Tax Returns, and no waivers of statutes of limitations have been given or requested with respect to the Company or any of its Subsidiaries.

                  (d)      Other Tax Matters. The Company is a
Canadian-controlled private corporation, as defined in the ITA, and has been one since the dates of its incorporation. The taxation year end of the Company is June 30, 1998. The Company and its Subsidiaries are, where required, duly registered with the appropriate taxing authorities for purposes of all sales Taxes (including Taxes under GST legislation as defined below) and all documents in support of all input or similar tax credits claimed by the Company and its Subsidiaries have been made available to the Buyer prior to Closing.

                  (e) Residency. None of the Company, the Subsidiaries or the Shareholders (other than Hambro Insurance Services Group PLC) is a non-resident of Canada within the meaning of the ITA.

                  (f) GST. The Company and its Subsidiaries are registered for purposes of the GST Legislation. "GST Legislation" means Part IX of the Excise Tax Act (Canada).

         2.5.     ACCOUNTS RECEIVABLE.

                  Except as described in Schedule 2.5, all accounts receivable of the Company and its Subsidiaries reflected on the Recent Balance Sheet, and as incurred in the normal course of business since the date thereof, represent arm's length sales actually made in the ordinary course of business, and, subject to the reserve shown on the Recent Balance Sheet for doubtful accounts, are collectible in the ordinary course of business without the necessity of commencing legal proceedings, are subject to no counterclaim or setoff and are not in dispute. Schedule 2.5 contains an aged schedule of accounts receivable for the OTAG Division included in the Recent Balance Sheet.

         2.6.     INVENTORY.

                  All inventory of the Company and its Subsidiaries reflected on the Recent Balance Sheet consists of a quality and quantity useable in the ordinary course of business, had a commercial value at least equal to the value shown on such balance sheet and is valued in accordance with Canadian generally accepted accounting principles at the lower of cost or market. All inventory purchased since the date of the Recent Balance Sheet consists of a quality and quantity useable in the ordinary course of business.

         2.7.     ABSENCE OF CERTAIN CHANGES.

                  Except as and to the extent set forth in Schedule 2.7, since the date of the Recent Balance Sheet there has not been:

                  (a) No Adverse Change. Any material adverse change in the business, operations, assets, liabilities, commitments, earnings, condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries;

                  (b) No Increase in Compensation. Any material increase in the compensation, salaries or wages payable or to become payable to any employee or agent of the Company or its Subsidiaries (including, without limitation, any material increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued to any employee, officer, or director;

                  (c) No Labor Disputes. Any labor dispute or disturbance, other than routine individual grievances which are not material to the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

                  (d) No Commitments. Except for the Clinidata project and the application to the Northern Ontario Heritage Fund Corporation, there has not been any commitment or transaction by the Company or any of its Subsidiaries (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

                  (e) No Dividends. Except for payments made to Hambro Insurance Services Group PLC and Chelsey Corporation Ltd. made pursuant to management agreements between each such company and the Company, any declaration, setting aside, or payment of any dividend or any other distribution in respect of the Company's capital stock; any redemption, purchase or other acquisition by the Company of any capital stock of the Company, or any security relating thereto; or any other payment to any shareholder of the Company as such a shareholder;

                  (f) No Disposition of Property. Any sale, lease or other transfer or disposition of any properties or assets of the Company or any of its Subsidiaries, except for the sale of inventory items in the ordinary course of business;

                  (g) No Indebtedness. Any indebtedness for borrowed money incurred, assumed or guaranteed by the Company or any of its Subsidiaries, except trade debt incurred in the ordinary course of business;

                  (h) No Liens. Any mortgage, pledge, lien or encumbrance made on any of the properties or assets of the Company or any of its Subsidiaries;

                  (i) No Amendment of Contracts. Any entering into, amendment or termination by the Company or any of its Subsidiaries of any contract, or any waiver of material rights thereunder, other than in the ordinary course of business;

                  (j) Loans and Advances. Any loan or advance (other than advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person including, but not limited to, any Affiliate (for purposes of this Agreement, the term "Affiliate" shall mean and include all Shareholders, directors and officers of a Shareholder or the Company or any of its Subsidiaries; the spouse of any such person; any person who would be the heir or descendant of any such person if he or she were not living; and any entity in which any of the foregoing has a direct or indirect interest, except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market);

                  (k) Credit. Any grant of credit to any customer or distributor of the Company or any of its Subsidiaries on terms or in amounts more favorable than those which have been extended to such customer or distributor in the past, any other change in the terms of any credit heretofore extended, or any other change of the Company's or its Subsidiaries policies or practices with respect to the granting of credit;

                  (l) No Agreements. Any entry into any agreement, whether in writing or otherwise, to take any action described in Section 2.7; or

                  (m) No Unusual Events. Any other event or condition not in the ordinary course of business of the Company or any of its Subsidiaries.

         2.8.     ABSENCE OF UNDISCLOSED LIABILITIES.

                  Except as and to the extent specifically disclosed in the Recent Balance Sheet or in any schedule to this Agreement or any liabilities relating to the acquisition of Clinidata, neither the Company nor any of its Subsidiaries have any liabilities, commitments or obligations (secured or unsecured, and whether accrued, absolute, contingent, direct, indirect or otherwise), other than commercial liabilities and obligations incurred since the date of the Recent Balance Sheet in the ordinary course of business and consistent with past practice and none of which has or will have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. Except as and to the extent described in the Recent Balance Sheet, neither the Company nor any Shareholder has knowledge of any basis for the assertion against the Company or any of its Subsidiaries of any liability and neither the Company nor the Shareholders are aware of any circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to liabilities, except commercial liabilities and obligations incurred in the ordinary course of the Company's and its Subsidiaries' business and consistent with past practice.

         2.9.     YEAR 2000 COMPLIANCE.

                  (a) The computer source codes, programs and other software of the Company and its Subsidiaries (including machine readable code, printed listings of code, databases, documentation and related property and information of the Company used or under development for use in the Company's or its Subsidiaries' business) (collectively, "Software") accurately determines chronological dates and accurately performs all calculations, data manipulations, sorting and transmission of date data regardless of whether the date represents or references different centuries (For example, when the actual date changes from 12/31/1999 to 1/1/2000, the Software will accurately determine that 1/1/2000 is the new date and determine that an individual born in 1948 is 52 years old and not -48 [i.e., 00-48 = -48], or otherwise incorrectly perform the age calculation); (b) the Software provides that all date related user interface functionalities and data fields permit the entry of a four digit year (i.e., the years 1965, 2065 and 3065 could all be entered by the user without the need of a manual override) and such date data will result in accurate calculations, data manipulations, sorting and transmission of all data, including the date data; (c) the entry of a date equal to or greater than 01/01/2000 into the Software will not affect any calculation that produces or uses time spans such that the results of the calculation are incorrect (i.e., such as an interest calculation); and (d) the integrity of calculations performed utilizing the Software will not be affected by date data for dates on or after 01/02/2000, and calculations using previously generated data (on or before 12/31/1999) will also maintain calculation integrity.

                  (b) Schedule 2.9(b) describes the Company's computer systems that perform calculations, data manipulations, sorting and transmission of date data that are used in the Company's operations. Notwithstanding Section 2.9(a), Buyer acknowledges that, as of the date of this Agreement and as of the Closing Date, the Company's Software and computer systems do not satisfy the representation set forth in Section 2.9(a). The Shareholders' represent and warrant that the cost to bring its Software and computer systems in compliance with the representation in Section 2.9(a) will not exceed $500,000.

         2.10.    NO LITIGATION.

                  Except as set forth in Schedule 2.10, there is no action, suit, arbitration, mediation, proceeding, investigation or inquiry, whether civil, criminal or administrative ("Litigation") pending or, to the best of the Company's and Shareholders' knowledge, threatened against the Company or any of its Subsidiaries, their directors (in such capacity), their business or any of their assets, nor does the Company, any of its Subsidiaries or any

Shareholder know, or have grounds to know, of any basis for any Litigation.
Schedule 2.10 also identifies all Litigation to which the Company, any of its Subsidiaries, or any of its directors (in such capacity) have been parties since January 1, 1998. Except as set forth in Schedule 2.10, neither the Company, any of its Subsidiaries, nor their business or assets is subject to any Order of any Government Entity.

         2.11.    COMPLIANCE WITH LAWS AND ORDERS.

                  (a) Compliance. The Company and each of its Subsidiaries (including each and all of their operations, practices, properties and assets) is in compliance with all applicable Laws and Orders, including, without limitation, those applicable to discrimination in employment, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, product advertising and the Environmental Laws as hereinafter defined. Neither the Company nor any Subsidiary has received notice of any violation or alleged violation of, and the Company and its Subsidiaries are not subject to no Liability for past or continuing violation of, any Laws or Orders. All reports and returns required to be filed by the Company or any Subsidiary with any Government Entity have been filed, and were accurate and complete when filed.

                  (b) Licenses and Permits. The Company and each of its Subsidiaries has all material licenses, permits, approvals, authorizations and consents of all Government Entities required for the conduct of their respective businesses (as presently conducted). All such material licenses, permits, approvals, authorizations and consents are described in Schedule 2.11(b), are in full force and effect and will not be affected or made subject to loss, limitation or any obligation to reapply as a result of the transactions contemplated hereby. The Company and each of its Subsidiaries (including their operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents.

                  (c)      Environmental Matters.

                  2.11.c.1.         For the purpose of this Agreement, the
following terms and expressions shall have the following meanings:

                           2.11.c.1.1.       "Environmental Laws" means all
applicable statutes, regulations, ordinances, by-laws, and codes and all international treaties and agreements to the extent enforceable against the Company or any of its Subsidiaries in existence in Canada (whether federal, provincial or municipal) relating to the protection and preservation of the environment, occupational health and safety or Hazardous Substances, including, without limitation, the Environmental Protection Act, R.S.O. 1990, c.E.19 (Ontario), as amended from time to time (the "EPA"), and the Canadian Environmental Protection Act, R.S.C. 1985, c. 16 (4th Supp.), as amended from time to time (the "CEPA");

                           2.11.c.1.2.       "Environmental Permits" means all
orders, certificates, approvals, consents, registrations and licenses issued by any competent authority having jurisdiction under Environmental Laws;

                           2.11.c.1.3.       "Hazardous Substance" means,
collectively, any contaminant (as defined in the EPA), toxic substance (as defined in the CEPA), dangerous goods (as defined in the Transportation of Dangerous Goods Act, R.S.C. 1985, c.T-19 (Canada), as amended from time to time) or pollutant or any other substance which when released to the natural environment is likely to cause, at some immediate or future time, material harm or degradation to the natural environment or material risk to human health; and

                           2.11.c.1.4.        "Release" means any release,
spill, leak, emission, discharge, leach, dumping, escape or other disposal which is or has been made in contravention of any Environmental Laws.

                  2.11.c.2.         The Company and each of its Subsidiaries
has complied with all reporting and monitoring requirements under all Environmental Laws. The Company and each of its Subsidiaries has not received any notice of any non-compliance with any Environmental Laws, and the Company and each of its Subsidiaries has never been convicted of an offence for non-compliance with any Environmental Laws or been fined or otherwise sentenced or settled such prosecution short of conviction.

                  2.11.c.3.         The Company and each of its Subsidiaries
does not require any Environmental Permits necessary to conduct their respective businesses and to own, use and operate their respective properties and assets.

                  2.11.c.4.         There are no Hazardous Substances located
on or in any of the properties or assets owned by the Company and each of its Subsidiaries respectively, and, during the period of ownership and occupancy thereof, no Release of any Hazardous Substances has occurred on or from their respective properties and assets or has resulted from the operation of their respective businesses and the conduct of all other activities. The Company and each of its Subsidiaries has not used any of its properties or assets to produce, generate, store, handle, transport or dispose of any Hazardous Substances and none of the owned Real Property has been or is being used as a landfill or waste disposal site.

                  2.11.c.5.         Without limiting the generality of the
foregoing, there are no underground or surface storage tanks or urea formaldehyde foam insulation, asbestos, polychlorinated biphenyls (PCBs) or radioactive substances located on or in any of the properties or assets owned by the Company and each of its Subsidiaries respectively. The Company and each of its Subsidiaries has never conducted or caused to be conducted an environmental audit, assignment or study of any of their respective properties or assets.

         2.12.    TITLE TO AND CONDITION OF PROPERTIES.

                  (a) Valid Title. The Company and each of its Subsidiaries has good and valid title to all of their respective assets, business and properties (other than leased property), including, without limitation, all such properties (tangible and intangible) reflected in the Recent Balance Sheet, except for inventory disposed of in the ordinary course of business since the date of such Recent Balance Sheet, free and clear of all mortgages, liens, (statutory or otherwise) security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights-of-way, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens") except those described in
Schedule 2.12(a) and, in the case of real property, Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings (and which have been sufficiently accrued or reserved against in the Recent Balance Sheet), municipal and zoning ordinances and easements for public utilities, none of which materially interfere with the use of the property as currently utilized. Except as described in Schedules 2.12(a) and 2.15, none of the Company's or its Subsidiaries' assets, business or properties (other than leased property) are subject to any restrictions with respect to the transferability thereof; and the Company's and its Subsidiaries' title, respectively, thereto will not be affected in any way by the transactions contemplated hereby.

                  (b) Condition. All property and assets owned or utilized by the Company and each of its Subsidiaries is in good operating condition and repair, free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of the Company and its Subsidiaries), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the business of the Company and its Subsidiaries as conducted during the preceding 12 months. All buildings, plants and other structures owned or otherwise utilized by the Company and its Subsidiaries are in good condition and repair and have no structural defects or defects affecting the plumbing, electrical, sewerage, or heating, ventilating or air conditioning systems.

                  (c) Real Property. Schedule 2.12(c) sets forth all real property owned, used or occupied by the Company and its Subsidiaries (the "Real Property"). Schedule 2.12(c) also sets forth, with respect to each parcel of owned Real Property which is leased, a copy of such lease. To the best knowledge of the Company and the Shareholders, (a) all of the owned Real Property has permanent rights of access to dedicated public highways, (b) no fact or condition exists which would prohibit or adversely affect the ordinary rights of access to and from the owned Real Property from and to the existing highways and roads, (c) there is no pending or threatened restriction or denial, governmental or otherwise, upon such ingress and egress, (d) there is not any claim of adverse possession or prescriptive rights involving any of the owned Real Property, (e) there is not any structure located on any owned Real Property which encroaches on or over the boundaries of neighboring or adjacent properties, (f) there is not any structure of any other party which encroaches on or over the boundaries of any of such owned Real Property, (g) none of the owned Real Property is located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any Law, regulation or ordinance, or (h) no public improvements have been commenced by the Company and to the Company's and Shareholders' knowledge none are planned which in either case may result in special assessments against or otherwise materially adversely affect any owned Real Property. There are no outstanding work orders, non-compliance orders, deficiency notices or other such notices relative to the owned Real Property which have been issued by any regulatory authority, police or fire department, sanitation, labour, health or other governmental authorities or agencies. There are no matters under discussion with any such department or authority relating to work orders, non-compliance orders, deficiency notices or other such notices. To the best of the Company's and Shareholder's knowledge, the owned Real Property or other properties or assets of the Company are not being operated in a manner which is in contravention of any statute, regulation, rule, code, standard or policy. No amounts are owing by the Company in respect of the owned Real Property to any governmental authority or public utility, other than current accounts which are not in arrears.

                  (d) No Condemnation or Expropriation. Neither the whole nor any portion of the property or any other assets of the Company is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any Government Entity with or without payment of compensation therefor, nor to the best of the Company's and Shareholders' knowledge has any such condemnation, expropriation or taking been proposed.

         2.13.    INSURANCE.

                  Set forth in Schedule 2.13 is a complete and accurate list and description of all policies of fire, liability, product liability, workers compensation, health and other forms of insurance presently in effect with respect to the business and properties of the Company and its Subsidiaries, true and correct copies of which have heretofore been delivered to Buyer. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of the Company and the Subsidiaries (other than liability coverage relating to the acquisition of the assets of Clinidata), of the kinds, in the amounts and against the risks customarily maintained by organizations similarly situated. No notice of cancellation or termination has been received with respect to any such policy, and neither the Company nor any Shareholder has knowledge of any act or omission of the Company or any Subsidiary which could result in cancellation of any such policy prior to its scheduled expiration date. The Company and its Subsidiaries have not been refused any insurance with respect to any aspect of the operations of their respective businesses nor has their coverage been limited by any insurance carrier to which any of them has applied for insurance or with which any of them has carried insurance during the last three years. There is no claim by the Company or any Subsidiary pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and neither the Company nor any of the Shareholders knows of any basis for denial of any claim under any such policy. Such policies are sufficient in all material respects for compliance by the Company and its Subsidiaries with all requirements of law and with the requirements of all material contracts to which the Company or the Subsidiaries is a party.

         2.14.    INTENTIONALLY OMITTED.

         2.15.    CONTRACTS AND COMMITMENTS.

                  (a) Contracts. Schedule 2.15 contains true and complete copies of all of the following material contracts, agreements or other understandings or arrangements, written or oral, or commitments therefor, to which the Company is a party or bound by or to which the Company or any of its Subsidiaries or any of the assets owned, used or held for use by the Company or any of its Subsidiaries is subject (collectively, the "Contracts"):

                           2.15.a.1.         outstanding purchase orders, and
other contracts for the sale of goods or services, with respect to which the value of goods that have not yet been delivered or the value of services that have not yet been performed exceeds $50,000;

                           2.15.a.2.         contracts which have not been
fully performed involving the expenditure of more than $50,000 in any instance for the purchase or sale of material, supplies, equipment or services;

                           2.15.a.3.         contracts which have not been
fully performed involving the expenditure of more than $50,000 in any year which are not cancelable without penalty within thirty (30) days;

                           2.15.a.4.         contracts relating to the leasing
(as lessor or lessee) or the conditional purchase or sale of any property, whether real, personal or mixed;

                           2.15.a.5.         contracts or arrangements with any
governmental body, agency or authority;

                           2.15.a.6.         joint venture agreements;

                           2.15.a.7.         indentures, mortgages, promissory
notes, loan agreements, capital leases, security agreements or other agreements or commitments for the borrowing of money, or the deferred purchase price of assets, or which create a lien or encumbrance on any assets of the Company or any of its Subsidiaries;

                           2.15.a.8.         guarantees of the obligations of
third parties or agreements to indemnify third parties (other than indemnification provisions provided in the ordinary course to or for the benefit of customers);

                           2.15.a.9.         any agreement, deed, lease or
other instrument which is so burdensome as to materially affect or impair the operation of the Company or any Subsidiary (without limiting the generality of the foregoing, any agreement requiring the Company or any Subsidiary to assign any interest in any trade secret or proprietary information, or prohibiting or restricting the Company or any Subsidiary from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on its business anywhere in the world).

                           2.15.a.10.        license agreements (as licensee or
licensor) with third parties;

                           2.15.a.11.        employment or consulting
agreements;

                           2.15.a.12.        agreements or contracts with the
Company or any Subsidiary in which another party or parties to the contract or agreement is a distributor, dealer, agent, manufacturer's representative, franchisee or similar representative or, other than with respect to the Company employees, any contract relating to the payment of a commission;

                           2.15.a.13.        a power of attorney that which is
currently in effect;

                           2.15.a.14.        collective bargaining or other
 agreements with labor unions;

                           2.15.a.15.        any other contract or agreement
which could reasonably be expected to have a material adverse effect on the Company or any of its Subsidiaries; or

                           2.15.a.16.        any other contract outside the
ordinary course of business not otherwise described in this Section.

                  (b) No Default. True and complete copies of each of the material Contracts have been made available to Buyer by the Company. Except as set forth on Schedule 2.15(b), each of the Contracts is in full force and effect and there exists no default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder by the Company or any Subsidiary or, to the best knowledge of the Company and Shareholders, any other party thereto. No written notice of termination or nonrenewal has been given under any material Contract. All material Contracts contain terms and conditions obtained from independent third parties and negotiated in good faith at arms-length.

         2.16.    LABOR AND EMPLOYMENT MATTERS.

                  (a) Except as set forth in Schedule 2.16, within the last five years the Company and its Subsidiaries have not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements in connection with its business. The Company and its Subsidiaries are not subject to any agreement with any labour union or employee association and has not made any commitment to or conducted negotiations with any labour union or employee association with respect to any future agreement and there has been no attempt to organize, certify or establish any labour union or employee association in relation to any of the employees of the Company or any Subsidiary. Except to the extent set forth in Schedule 2.16, (a) the Company and its Subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against the Company or any Subsidiary pending or, to the best of the Company's and the Shareholders' knowledge, threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or, to the best of the Company's and Shareholder's knowledge, threatened against or affecting the Company or any Subsidiary nor any secondary boycott with respect to products of the Company; (d) no question concerning representation has been raised or, to the best of the Company's and Shareholders' knowledge, is threatened respecting the employees of the Company or any Subsidiary; (e) no grievance which might have a material adverse effect on the Company or any Subsidiary, nor any arbitration proceeding arising out of or under collective bargaining agreements, is pending and no such claim therefor exists; (f) there are no outstanding charges or complaints against the Company or any Subsidiary relating to unfair labour practices or discrimination or under any legislation relating to employees; (g) the Company and its Subsidiaries are exempt from payments under the Workers' Compensation Act (Ontario), and the Company and its Subsidiaries have complied with all laws, rules, regulations and orders applicable to it relating to employment, including those relating to wages, hours, collective bargaining, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation; (h) except as listed in Schedule 2.16(h), neither the Company nor any of its Subsidiaries is a party to any written or oral employment, service or consulting agreement relating to any one or more persons. The Company and its Subsidiaries do not have any employees who cannot be dismissed upon such period of notice as is required by law in respect of a contract of hire for an indefinite term. Complete and correct copies of each of the agreements listed in Schedule 2.16(h) have been or will be made available to the Buyer before Closing.

         2.17.    EMPLOYEE BENEFIT PLANS.

                  (a) Except as set forth in Schedule 2.17, the Company and its Subsidiaries do not have, and are not subject to any present or future obligation or liability under, any pension plan, deferred compensation plan, retirement income plan, stock option or stock purchase plan, phantom stock plan, stock appreciation rights plan, profit sharing plan, bonus plan or policy, employee group insurance plan, hospitalisation plan, disability plan or other employee benefit plan, program, policy or practice, formal or informal, with respect to any of its employees, other than the Canada Pension Plan, and the Health Insurance Act, (Ontario) and other similar health plans established pursuant to statute. The Shareholders shall deliver to the Purchaser before Closing the general policies, procedures and work-related rules in effect with respect to employees of the Company and the Subsidiaries, whether written or oral, including but not limited to policies regarding holidays, sick leave, vacation, disability and death benefits, termination and severance pay, automobile allowances and rights to company-provided automobiles and expense reimbursements (all of which plans, programs, policies, practices and procedures of the Company are collectively called the "Benefit Plans"). Complete and correct copies of all documentation establishing or relating to the Benefit Plans or, where such Benefit Plans are oral commitments, written summaries of the terms thereof, and all reports and returns in respect thereof filed with any regulatory agency within five years prior to the date hereof have been made available to Buyer prior to Closing.

                  (b) There are no pending claims by any employee covered under the Benefit Plans or by any other person which allege a breach of fiduciary duties or violation of governing law or which may result in liability to the Company or the Subsidiaries and there is no basis for such a claim. There are no employees or former employees of the Company or the Subsidiaries who are receiving from the Company or any Subsidiary any pension or retirement payments, or who are entitled to receive any such payments, not covered by a pension plan to which the Company or any Subsidiary is a party.

         2.18.    EMPLOYMENT COMPENSATION.

                  Schedule 2.18 contains a true and correct list of all employees of the Company and each of its Subsidiaries; and in the case of salaried employees such list identifies the current annual rate of compensation for each employee and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range.

         2.19.    TRADE RIGHTS.

                  Schedule 2.19 lists all material Trade Rights (as defined below) in which the Company and its Subsidiaries now have any interest, specifying whether such Trade Rights are owned, controlled, used or held (under license or otherwise) by the Company or any Subsidiary, and also indicating which of such Trade Rights are registered. All Trade Rights shown as registered in Schedule 2.19 have been properly registered, all pending registrations and applications have been properly made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current. In order to conduct the business of the Company and its Subsidiaries, as such is currently being conducted or proposed to be conducted, the Company and its Subsidiaries do not require any Trade Rights that they do not already have. The Company and its Subsidiaries are not infringing and have not infringed any Trade Rights of another in the operation of the business of the Company and its Subsidiaries, nor to the best of the Company's and the Shareholders' knowledge, is any other person infringing the Trade Rights of the Company or any Subsidiary. The Company and its Subsidiaries have not granted any license or made any assignment of any Trade Right listed on Schedule 2.19, nor does the Company or any Subsidiary pay any royalties or other consideration for the right to use any Trade Rights of others. Except as disclosed in Schedule 2.19, there is no Litigation pending or, to the best of the Company's and the Shareholders' knowledge, threatened to challenge the Company's or any Subsidiary's right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights of the Company or any Subsidiary. All Trade Rights owned by the Company and its Subsidiaries are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of the Company. The consummation of the transactions contemplated hereby will not alter or impair any Trade Rights owned or used by the Company and its Subsidiaries. As used herein, the term "Trade Rights" shall mean and include: (i) all trademark rights, business identifiers, trade dress, service marks, trade names and brand names, all registrations thereof and applications therefor and all goodwill associated with the foregoing; (ii) all copyrights, copyright registrations and copyright applications, and all other rights associated with the foregoing and the underlying works of authorship; (iii) all patents and patent applications, and all international proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property; and (vi) all claims for infringement or breach of any of the foregoing.

         2.20.    MAJOR CUSTOMERS AND SUPPLIERS.

                  (a) Major Customers. Schedule 2.20(a) contains a list of the 10 largest customers, including distributors, of the Company for each of the two (2) most recent fiscal years (determined on the basis of the total dollar amount of net sales) showing the total dollar amount of net sales to each such customer during each such year. Neither the Company nor any Shareholder has any knowledge or information of any facts indicating, nor any other reason to believe, that any of the customers listed on Schedule 2.20(a) will not continue to be customers of the business of the Company after the Closing at substantially (no less than 90% of the prior fiscal year) the same level of purchases as heretofore.

                  (b) Dealers and Distributors. Schedule 2.20(b) contains a list of all sales representatives, dealers, distributors and franchisees of the Company, together with representative copies of all sales representative, dealer, distributor and franchise contracts and policy statements, and a description of all substantial modifications or exceptions.

         2.21.    PRODUCT WARRANTY AND PRODUCT LIABILITY.

                  There are no service warranties applicable to the Company other than such warranties contained in the Contracts described in Schedule 2.15.

         2.22.    BANK ACCOUNTS.

                  Schedule 2.22 sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains a safe deposit box, lock box or checking, savings, custodial or other account of any nature, the type and number of each such account and the signatories therefore, a description of any compensating balance arrangements, and the names of all persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

         2.23.    AFFILIATES' RELATIONSHIPS TO THE COMPANY.

                  (a) Contracts With Affiliates. All leases, contracts, agreements or other arrangements between the Company and any Affiliate are described on Schedule 2.23, except for the Unanimous Shareholders' Agreement among the Shareholders.

                  (b) No Adverse Interests. No Affiliate has any direct or indirect interest in (i) any entity which does business with the Company or is competitive with the Company's business, or (ii) any property, asset or right which is used by the Company in the conduct of its business.

                  (c) Obligations. All obligations of any Affiliate to the Company, and all obligations of the Company to any Affiliate, are listed on
Schedule 2.23.

         2.24.    ASSETS NECESSARY TO BUSINESS.

                  Subject to the closing of the transactions pursuant to which
(i) the assets of Clinidata are acquired, (ii) a premises lease is executed for premises in Moncton, New Brunswick, and (iii) an appropriate software license contract is entered into for appropriate medical protocols and algorithms, the Company presently has and at the Closing will have good and valid title to all property and assets, tangible and intangible, and all leases, licenses and other agreements, necessary to permit Buyer to carry on the business of the Company as presently conducted.

         2.25.    NO BROKERS OR FINDERS.

                  Except as described on Schedule 2.25, neither the Company nor any of its directors, officers, employees, Shareholders or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

         2.26.    DISCLOSURE.

                  No representation or warranty by the Company or the Shareholders in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of the Company or Shareholders pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

3.       SEVERAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         Each Shareholder severally makes the following representations and warranties to Buyer with respect to such Shareholder only, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Buyer other than as specifically disclosed in the schedules delivered to Buyer at the time of the execution of this Agreement, and, pursuant to Section 8.4 herein, shall survive the Closing of the transactions provided for herein.

         3.1.     POWER.

                  Such Shareholder is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Each such Shareholder has full power, legal right and authority to enter into, execute and deliver this Agreement and the Ancillary Instruments, and to carry out the transactions contemplated hereby.

         3.2.     AUTHORIZATION.

                  The execution and delivery of this Agreement and the Ancillary Instruments, and full performance thereunder, have been duly authorized by the board of directors and the shareholders of such Shareholder, and no other or further corporate act on the part of such Shareholder is necessary therefor.

         3.3.     VALIDITY.

                  This Agreement has been duly and validly executed and delivered by such Shareholder and is, and when executed and delivered each Ancillary Instrument will be, the legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.



                                      -21

         3.4.     TITLE.

                  Each Shareholder has good and valid title to its Company Common Shares, and at Closing, Buyer will receive good and valid title to the Preference Share and the Company common share into which the Preference Share is to be converted free and clear of all Liens, including without limitation, voting trusts or agreements, proxies, or marital or community property interests.

         3.5.     INVESTMENT INTENT.

                  (a) Each of the Shareholders acknowledges that the Exchangeable Shares and Sykes Common Shares to be received upon exchange of such shares will be acquired for such Shareholder's own account and without any view to the distribution or resale of any part thereof without registration under applicable United States federal and state securities laws and Canadian and provincial securities laws, or the delivery to Buyer of an opinion of counsel that registration is not required under such laws pursuant to an exemption therefrom.

                  (b) Each Shareholder understands that the Exchangeable Shares and the Sykes Common Shares to be received upon exchange of such shares are not registered under the United States federal or state securities laws in part on the grounds that the transactions contemplated hereby are exempt from registration under the Securities Act of 1933 (the "1933 Act") pursuant to
Section 4(2) thereof, and that Buyer's reliance on such exemption is predicated on each Seller's representations set forth herein.

                  (c) Each Shareholder represents that such Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Exchangeable Shares and the Sykes Common Shares to be received upon exchange of such shares, and has the ability to bear the economic risks of such investment. Each Shareholder further represents that such Shareholder has had (i) access, prior to the Closing Date, to the SEC Documents (ii) the opportunity to ask questions of, and receive answers from, Buyer concerning Buyer, and (iii) the opportunity to obtain additional information (to the extent Buyer possessed such information) necessary to verify the accuracy of any information received or to which such Shareholder had access.

                  (d) Each Shareholder understands and agrees that the Exchangeable Shares and the Sykes Common Shares to be received upon exchange of such shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act and applicable state laws, unless exemptions from registration requirements are available, and that in the absence of an effective registration statement covering such shares or an available exemption from applicable registration requirements, such shares must be held indefinitely. In particular, the Exchangeable Shares and the Sykes Common Shares to be received upon exchange of such shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of such rule are met.

                  (e) Each Shareholder agrees that it will not offer, sell, mortgage, pledge or otherwise dispose of any of the Exchangeable Shares and the Sykes Common Shares to be received upon exchange of such shares (other than pursuant to an effective registration statement under the 1933 Act) unless and until such Shareholder delivers an opinion of counsel reasonably satisfactory to Buyer, that registration under applicable federal or state securities laws is not required pursuant to an exemption therefrom, and Buyer shall act reasonably in providing any consent related thereto.

                  (f) In addition, each Shareholder agrees that it shall not sell, assign, pledge, encumber or otherwise transfer any of the Exchangeable Shares and the Sykes Common Shares to be received upon exchange of such shares (or any interest therein) unless;

                           (i)      such transfer occurs after financial
results reflecting at least thirty days of post-Closing combined operations of the Company and Buyer have been prepared and published within the meaning of
Section 201.01 of the SEC's Codification of Financial Reporting Policies; and

                           (ii)     either (A) such transfer occurs after the
first anniversary of the Closing, or (B) after giving effect to the transfer, such Shareholder will continue to own Exchangeable Shares and the Sykes Common Shares to be received upon exchange of such shares subject to the provisions of the Registration Rights Agreement (adjusted to account for any additional shares issued in respect of such shares by way of stock splits, stock dividends or otherwise).

                  (g) Each Shareholder agrees that all certificates for the Exchangeable Shares and the Sykes Common Shares to be received upon exchange of such shares shall bear a legend in substantially the following form:

                  The securities represented by this certificate have not been registered, qualified, recommended, approved or disapproved under United States federal securities law or state securities laws. The shares represented by this certificate may nor be sold, transferred or otherwise disposed of by an investor without (i) registration under federal and state securities laws, or (ii) delivery of an opinion of counsel satisfactory to the corporation that neither the sale nor the proposed transfer constitutes a violation of any United States federal or state securities law.

                  The securities represented by this certificate are subject to certain transfer restrictions set forth in a Combination Agreement dated December 9, 1998 (a copy of which may be obtained from the Company at its principal executive office), and may not be sold, assigned, pledged, encumbered or otherwise transferred except in compliance with the terms and conditions of such agreement.

         3.6.     POOLING-OF-INTERESTS.

                  The Shareholders acknowledge that Buyer intends to account for the Reorganization as a pooling of interests under US GAAP, and that qualifying for such accounting treatment is dependent in part upon actions taken, or not taken, by the Company and the Shareholders both before and after the date hereof. In this regard, and with the understanding that Buyer is relying thereon in making its commitment to enter into this transaction, the Shareholders warrant that the Shareholders, the Company and their respective Affiliates have not, directly or indirectly, taken any of the following actions:

                  (a) acquired or sold, assigned, transferred or otherwise disposed of, or reduced any risk relative to, any Company Common Shares or Sykes Common Shares in contemplation of the transactions provided for herein;

                  (b) paid or received any dividends or other distributions with respect to the capital interests of the Company, other than distributions in the ordinary course of the Company's business and not in contemplation of the transactions provided for herein;

                  (c) altered the relative ownership interests of the Shareholders in the Company in contemplation of the transactions provided for herein;

                  (d) disposed of any part of the assets of the Company within the nine months preceding the date hereof or in contemplation of the transactions provided for herein (except for the sale during 1998 of obsolete assets in an amount not exceeding $1,500);

                  (e) become a party to any contract, document, instrument or any written or oral agreement regarding the sale, assignment or transfer of, or allowed to be created any rights or obligations for the sale, assignment or transfer of, or explicitly or impliedly agreed to sell, assign or transfer any Company Common Shares held by any of the Shareholders to any other Shareholder or any Affiliate of any other Shareholder in contemplation of the transactions provided for herein; or

                  (f) entered into any agreement to do any of the foregoing, including without limitation, any agreement to distribute or dispose of any part of the assets of the Company upon the consummation of the transactions provided for herein.

4.       REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer makes the following representations and warranties to the Shareholders, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by the Shareholders, and, pursuant to Section 8.5 herein, shall survive the Closing of the transactions provided for herein.

         4.1.     CORPORATE.

                  (a) Organization. Buyer is a corporation duly organized and validly existing under the laws of the State of Florida.

                  (b) Corporate Power. Buyer has all requisite corporate power to enter into this Agreement and the Ancillary Instruments and to carry out the transactions contemplated hereby and thereby.

                  (c) Power. Buyer has full power, legal right and authority to enter into, execute and deliver this Agreement and the Ancillary Instruments, and to carry out the transactions contemplated hereby.

                  (d) Authorization. The execution and delivery of this Agreement and the Ancillary Instruments, and full performance thereunder, have been duly authorized by the board of directors of Buyer, and no other or further corporate act on the part of the Company is necessary therefor.

                  (e) Validity. This Agreement has been duly and validly executed and delivered by Buyer and is, and when executed and delivered each Ancillary Instrument will be, the legal, valid and binding obligation of Buyer, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

         4.2.     NO BROKERS OR FINDERS.

                  Neither Buyer nor any of its directors, officers, employees or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

         4.3.     DISCLOSURE.

                  No representation or warranty by Buyer in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Buyer pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

         4.4.     SEC DOCUMENTS AND FINANCIAL STATEMENTS.

                  (a) SEC Documents. As of their respective dates, Buyer's annual report on Form 10-K for the annual period ending December 31, 1997, quarterly reports on Form 10-Q for the quarterly periods ending March 31, 1998, June 30, 1998, and September 30, 1998, and definitive proxy statement filed on
Schedule 14A with respect to the 1998 annual shareholders meeting (the "SEC Documents") (each of which Buyer has filed with the Securities and Exchange Commission (the "SEC")) did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations promulgated by the SEC thereunder. Buyer has made available to the Shareholders true and complete copies of the SEC Documents.

                  (b) Financial Statements. The financial statements of Buyer included in the SEC Documents complied as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with US GAAP applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the
SEC) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of Buyer at the respective dates thereof and the consolidated results of operations and cash flows for the respective periods then ended.

         4.5.     NO VIOLATION.

                  Neither the execution and delivery of this Agreement or the Ancillary Instruments nor the consummation by Buyer of the transactions contemplated hereby and thereby (a) will violate any Laws or any Orders of any Government Entity, (b) will require any authorization, consent, approval, order, or authorization of, registration, declaration or filing with, or other action by or notice to any Government Entity by Buyer, except under the Investment Canada Act and applicable securities laws in connection with the consummation of the transactions contemplated by this Agreement, the Exchangeable Share Provisions, the Voting Trust Agreement, the Registration Rights Agreement and the Support Agreement or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien upon any of the material assets of Buyer under, any term or provision of the Articles of Incorporation or By-Laws of Buyer or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Buyer is a party or by which Buyer or any of its material assets or properties may be bound or affected.

         4.6.     BUYER SHARES.

                  The Sykes Common Shares to be issued to the Shareholders pursuant to the transactions contemplated by this Agreement and the Voting Share (as defined in the Voting Trust Agreement) to be issued by Buyer under the Voting Trust Agreement, when issued, will be validly issued, fully paid and non-assessable and shall be free and clear of any Liens.

         4.7.     COMPLIANCE WITH LAWS.

                  Except as disclosed in the SEC Documents, Buyer is not in violation of any Law where such violation would have a material adverse effect on the assets, liabilities, business, results of operations, or condition (financial or otherwise) of Buyer and its Subsidiaries, taken as a whole.

         4.8.     NO MATERIAL ADVERSE CHANGE.

                  Since the date of the filing of the last SEC Document, there has not been any material adverse change in the business, operations, assets, liabilities, commitments, earnings, condition (financial or otherwise) or prospects of Buyer.

         4.9.     INVESTMENT CANADA.

                  Buyer is a non-Canadian within the meaning of the Investment Canada Act.

         4.10.    SPECIFIED FINANCIAL INSTITUTIONS.

                  Buyer is not a "specified financial institution" as defined in the Income Tax Act (Canada).

5.       COVENANTS

         5.1.     ESCROW AGREEMENT.

                  At the Closing, Shareholders, Buyer and Escrow Agent shall execute and deliver the Escrow Agreement.

         5.2.     PARENT SPECIAL PREFERRED VOTING STOCK.

                  Before the Closing, Buyer will create the Parent Special Preferred Voting Stock with rights, privileges, restrictions and conditions mutually acceptable to Buyer and the Shareholders.

         5.3.     NONCOMPETITION AND CONFIDENTIALITY AGREEMENTS.

                  At the Closing, each Shareholder shall execute, and shall cause the control persons of Stilco Investments Limited and Slemko Investment Corporation to execute, and deliver to Buyer a Noncompetition and Confidentiality (the "Noncompetition Agreements") in form and substance mutually acceptable to Buyer and the Shareholders.

         5.4.     TERMINATION OF MANAGEMENT CONTRACTS.

                  As of December 31, 1998, all management contracts and service contracts between the Company and Chelsey Corporation Ltd. and Hambro Insurance Services Group PLC shall be terminated and the Company shall not have any obligations under such management and service contracts.

         5.5.     INDEBTEDNESS OF AFFILIATES.

                  Immediately following a sale or transfer by a Shareholder of any Exchangeable Shares or Sykes Common Shares received upon exchange of the Exchangeable Shares (including pursuant to the exercise of a registration right under the Registration Rights

Agreement), such Shareholder shall use all or a portion of the proceeds of such sale, as may be necessary, to fully repay any indebtedness by such Shareholder or any of its Affiliates to the Company. All indebtedness owed by a Shareholder and their respective Affiliates, if not fully paid at Closing, shall accrue interest from the Closing Date until fully paid at a rate equal to the prime lending rate that is charged by Canadian Imperial Bank of Commerce to its commercial customers for loans in Canadian dollars from time to time.

         5.6.     ACCESS TO INFORMATION AND RECORDS.

                  During the period prior to the Closing, Shareholders shall cause the Company to give Buyer, its counsel, accountants and other representatives (i) reasonable access during normal business hours to all of the properties, books, records, contracts and documents of the Company for the purpose of such inspection, investigation and testing as Buyer deems appropriate (and the Company shall furnish or cause to be furnished to Buyer and its representatives all information with respect to the business and affairs of the Company as Buyer may reasonably request); (ii) access to employees, agents and representatives for the purposes of such meetings and communications as Buyer reasonably desires; and (iii) with the prior consent of the Company in each instance (which consent shall not be unreasonably withheld), access to vendors, customers, manufacturers of its machinery and equipment, and others having business dealings with the Company.

         5.7.     POOLING LETTER.

                  Before the Closing, the Company shall cause to be delivered to Buyer a "pooling letter" from PricewaterhouseCoopers, LLP in form and substance acceptable to Buyer relating to the accounting of the Reorganization as a pooling of interests under US GAAP.

         5.8.     CONSENTS.

                  Company and Shareholders will use their reasonable efforts prior to Closing to obtain all consents, authorizations and approvals required to consummate the transactions contemplated hereby and permit the Company and its Subsidiaries to continue their business consistent with prior practice.

         5.9.     CONDUCT OF BUSINESS PENDING THE CLOSING.

                  From the date hereof until the Closing, except as otherwise approved in writing by the Buyer (which approval shall not be unreasonably withheld), the Company covenants as follows, and Shareholders shall cause each of the following to occur:

                  (a) No Changes. the Company and its Subsidiaries will carry on its business diligently and in the same manner as heretofore and will not make or institute any material changes in its methods of purchase, sale, management, accounting or operation.

                  (b) Maintain Organization. The Company and its Subsidiaries will take such action as may be necessary to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of the Company and its Subsidiaries and will use its reasonable efforts to preserve the business organization of the Company and its Subsidiaries intact, to keep available to the Company the present officers and employees, and to preserve for the Company and its Subsidiaries its present relationships with suppliers and customers and others having business relationships with the Company and its Subsidiaries.

                  (c) No Breach. The Company and Shareholders will not do or omit any act, or permit any omission to act, which may cause a breach of any material contract, commitment or obligation, or any material breach of any representation, warranty, covenant or agreement made by the Company or the Shareholders herein.

                  (d) No Material Contracts. No material contract or commitment will be entered into, and no purchase of raw materials or supplies and no sale of goods or services (real, personal, or mixed, tangible or intangible) will be made, by or on behalf of the Company, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice, are not material to the Company (individually or in the aggregate) and would not have been required to be disclosed in the schedules had they been in existence on the date of this Agreement.

                  (e) No Corporate Changes. The Company shall not amend its Articles of Incorporation or By-Laws or make any changes in authorized or issued capital stock, except as contemplated by this Agreement.

                  (f) Maintenance of Insurance. The Company and its Subsidiaries shall maintain all of the insurance in effect as of the date hereof and shall procure at Buyer's cost and expense such additional insurance as shall be reasonably requested by Buyer.

                  (g) Maintenance of Property. The Company and its Subsidiaries shall use, operate, maintain and repair all property of the Company in a normal business manner.

                  (h) No Negotiations. Neither the Company nor any Shareholder will directly or indirectly (through a representative or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing, negotiations with any other party or enter into any agreement with any other party concerning the sale of the Company, the Company's assets or business or any part thereof or any equity securities of the Company (an "acquisition proposal"), and the Company and Shareholders shall immediately advise Buyer of the receipt of any acquisition proposal.

                  (i) No Transfer of Shares. No Shareholder shall transfer or attempt to transfer any Company Common Shares.

         5.10.    ADVICE OF CHANGES.

                  Shareholders and the Company shall have a continuing obligation to promptly notify Buyer, and Buyer shall have a continuing obligation to promptly notify Shareholders and the Company, in writing with respect to (a) any event occurring subsequent to the date of this Agreement that would render any representation or warranty of such party contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any material adverse effect on such party, or (c) any breach by such party of any covenant or agreement contained in this Agreement; provided however, that no such disclosure shall cure any breach of any representation or warranty which is inaccurate.

         5.11.    REGULATORY APPROVALS.

                  Company and Buyer will promptly execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity, which may be reasonably required, or which Buyer or Shareholders may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. The Company and Buyer will use reasonable efforts to promptly obtain all such authorizations, approvals and consents.

         5.12.    FURTHER ASSURANCES.

                  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take or cause to be taken all necessary action, including, without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by a party hereto for such purposes or otherwise to consummate and give effect to the transactions contemplated hereby. If any consent or approval required for the consummation of the transactions contemplated hereby is not obtained prior to Closing, the parties hereto shall cooperate and attempt in good faith to obtain such consent or approval.

         5.13.    CANADIAN SECURITIES LAWS.

                  Buyer covenants to promptly apply for, and use reasonable efforts to obtain before Closing, all necessary consents, approvals or orders from the applicable Canadian securities regulatory authorities to ensure that each of the transactions contemplated by this Agreement, the Support Agreement, the Exchangeable Share Provisions and the Voting Trust Agreement may be completed in accordance with the applicable securities laws, regulations and rules of such Canadian provinces where compliance with such laws, regulations and rules is required in connection with the transactions.

         5.14.    HAMBRO CLEARANCE CERTIFICATE.

                  Hambro Insurance Services Group PLC confirms that it has applied to Revenue Canada for a clearance certificate pursuant to Section 116 of the Income Tax Act (Canada) in respect of the disposition of its shares of the Company occurring as part of the Reorganization and covenants to process such application, to provide to Buyer a copy of such certificate when issued, and to indemnify the Buyer and the Company for any amount which Buyer or the Company is required to pay to the Receiver General of Canada as a consequence of Hambro's failure to obtain such a certificate on or before the thirtieth
(30th) day after the end of the month in which the Closing occurs.

         5.15.    COMPLIANCE WITH EXCHANGEABLE SHARE PROVISIONS.

                  Buyer covenants to perform its obligations as specified in the Exchangeable Share Provisions. Company hereby grants to Buyer the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right described in the Exchangeable Share Provisions.

6.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

                  Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions (except as may be waived by Buyer):

         6.1.     REPRESENTATIONS AND WARRANTIES TRUE OF THE CLOSING DATE.

                  Each of the representations and warranties made by the Shareholders in this Agreement, and the statements contained in the schedules to this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer.

         6.2.     COMPLIANCE WITH AGREEMENT.

                  Shareholders and the Company shall have in all material respects performed and complied with all of their agreements, covenants and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, including the delivery of the closing documents specified in Section 9.1.

         6.3.     ABSENCE OF LITIGATION.

                  No Litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against Buyer, the Company, any of its Subsidiaries, or the Shareholders or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby.

         6.4.     CONSENTS AND APPROVALS.

                  All approvals, consents and waivers that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Buyer, including all necessary consents, approvals or orders from the applicable Canadian securities regulatory authorities relating to the transactions contemplated by this Agreement, the Support Agreement, the Exchangeable Share Provisions and the Voting Trust Agreement.

         6.5.     NO MATERIAL ADVERSE CHANGE.

                  There has not been any material adverse change in the business, operations, assets, liabilities, commitments, earnings, condition (financial or otherwise) or prospects of the Company.

         6.6.     EMPLOYMENT AND NONCOMPETITION AGREEMENTS.

                  Gerald J. Slemko and Bruce Woods shall have executed and delivered to Buyer Employment and Noncompetition Agreements in form and substance acceptable to Buyer.

         6.7.     GENERAL RELEASES.

                  Gerald J. Slemko, Bruce Woods, Glen Bessey, and Gary William Lindsay shall have delivered to Buyer general releases, in form and substance acceptable to Buyer, releasing the Company and the directors, officers, agents, employees, and representatives of the Company from all claims up to and including the Closing Date, including any claim of equity or phantom equity.

         6.8.     CLINIDATA ACQUISITION.

                  The Company will have completed the acquisition of Clinidata Corp.

7.       CONDITIONS PRECEDENT TO THE COMPANY'S AND THE SHAREHOLDERS'
         OBLIGATIONS

                  Each and every obligation of the Company and the Shareholders to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions (except as may be waived by the Company and the Shareholders):

         7.1.     REPRESENTATIONS AND WARRANTIES TRUE ON THE CLOSING DATE.

                  Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

         7.2.     COMPLIANCE WITH AGREEMENT.

                  Buyer shall have in all material respects performed and complied with all of Buyer's agreements, covenants and obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date, including the delivery of the closing documents specified in
Section 9.2.

         7.3.     ABSENCE OF LITIGATION.

                  No Litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against Buyer, the Company or Shareholders or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby.

         7.4.     NO MATERIAL ADVERSE CHANGE.

                  There has not been any material adverse change in the business, operations, assets, liabilities, commitments, earnings, condition (financial or otherwise) or prospects of Buyer.

         7.5.     CONSENTS AND APPROVALS.

                  All approvals, consents and waivers that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to the Shareholders, including all necessary consents, approvals or orders from the applicable Canadian securities regulatory authorities relating to the transactions contemplated by this Agreement, the Support Agreement, the Exchangeable Share Provisions and the Voting Trust Agreement.

8.       INDEMNIFICATION

         8.1.     BY SHAREHOLDERS.

                  Subject to the terms and conditions of this Article 8, each Shareholder, jointly and severally, hereby agrees to indemnify, defend and hold harmless Buyer and its directors, officers, employees, agents, representatives and controlled and controlling persons ("Buyer's Affiliates") from and against all Claims asserted against, resulting to, imposed upon, or incurred by Buyer, or Buyer's Affiliates, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of any Shareholder or the Company contained in or made pursuant to this Agreement, or (b) the breach of any covenant of any Shareholder or the Company contained in this Agreement. Notwithstanding the foregoing, however, breaches of representations and warranties contained in Section 3 shall be subject to indemnification by the respective Shareholder who shall have made and breached such representations and warranties. As used in this Article 8.1, the term "Claim" shall include (i) all debts, liabilities and obligations; (ii) all losses, damages (including, without limitation, consequential damages), judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys fees and expenses); and (iii) all demands, claims, suits, actions, costs of investigation, causes of action, proceedings and assessments. With respect to all Claims under Section 8.1(a) (other than Claims for the inaccuracy or breach of any representation or warranty contained in Section 3.4), each Shareholder's maximum indemnification obligation for all such Claims shall be restricted to that amount necessary for the Reorganization to qualify for accounting treatment as a pooling of interests under US GAAP. With respect to all Claims under Section 8.1(a) for the inaccuracy or breach of any representation or warranty contained in Section 3.4, each Shareholder's maximum indemnification obligation shall be restricted to the Exchangeable Shares received by such Shareholder hereunder and the Sykes Common Stock for which such shares are exchangeable.

         8.2.     BY BUYER.

                  Subject to the terms and conditions of this Article 8, Buyer hereby agrees to indemnify, defend and hold harmless each Shareholder and their respective directors, officers, employees, agents, representatives and controlled and controlling persons ("Shareholder's Affiliates") from and against all Claims asserted against, resulting to, imposed upon or incurred by such Shareholder or Shareholder's Affiliate, directly or indirectly, by reason of or resulting from (a) the inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement, or (b) the breach of any covenant of Buyer contained in this Agreement. With respect to all Claims under Section 8.2(a), Buyer's maximum indemnification obligation for all such Claims shall be no greater than the Shareholders' maximum indemnification obligation as limited in Section 8.1.

         8.3.     INDEMNIFICATION OF THIRD-PARTY CLAIMS.

                  The obligations and liabilities of any party to indemnify any other under this Article 8 with respect to Claims relating to third parties shall be subject to the following terms and conditions:

                  (a) Notice and Defense. The party or parties to be indemnified (whether one or more, the "Indemnified Party") will give the party from whom indemnification is sought (the "Indemnifying Party") prompt written notice of any such Claim, and the Indemnifying Party will undertake the defense thereof by representatives chosen by it. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnified Party shall not settle such Claim. The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, for the use of the Indemnifying Party and its representatives in defending any such Claim, and shall in other respects give reasonable cooperation in such defense.

                  (b) Failure to Defend. If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment therein.

                  (c)      Indemnified Party's Rights. Anything in this Section
8.3 to the contrary notwithstanding, (i) if there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments, the Indemnified Party shall have the right to defend, compromise or settle such Claim, and (ii) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all Liability in respect of such Claim.

                  (d) Payment. The Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article 8, which payment may be accomplished in whole or in part, at the option of the Indemnified Party, by the Indemnified Party setting off any amount owed to the Indemnifying Party by the Indemnified Party. To the extent set-off is made by an Indemnified Party in satisfaction or partial satisfaction of an indemnity obligation under this
Article 8 that is disputed by the Indemnifying Party, upon a subsequent determination by final judgment not subject to appeal that all or a portion of such indemnity obligation was not owed to the Indemnified Party, the Indemnified Party shall pay the Indemnifying Party the amount which was set off and not owed together with interest from the date of set-off until the date of such payment at an annual rate equal to the average annual rate in effect as of the date of the set-off. Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such third party Claim.

         8.4.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE
                  SHAREHOLDERS.

                  The representations and warranties of the Shareholders contained in this Agreement and in any agreement, certificate, exhibit, schedule, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement shall survive the Closing and shall continue in full force and effect until the earlier of (i) one year following the Closing Date or (ii) such shorter period that is necessary for the Reorganization to qualify for accounting treatment as a pooling of interests under US GAAP, at which time such representations and warranties shall expire, and the Company and the Shareholders shall have no further liability whatsoever with respect to any such representations and warranties, except for Claims that have been properly made before the expiration of such survival period in accordance with the provisions set forth above.

         8.5.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF BUYER.

                  The representations and warranties of Buyer contained in this Agreement and in any agreement, certificate, exhibit, schedule, affidavit, statutory declaration or other document delivered or given pursuant to this Agreement shall survive the Closing and shall continue in full force and effect until the earlier of (i) one year following the Closing Date or (ii) such shorter period that is necessary for the Reorganization to qualify for accounting treatment as a pooling of interests under US GAAP, at which time such representations and warranties shall expire, and Buyer shall have no further liability whatsoever with respect to any such representations and warranties, except for Claims that have been properly made before the expiration of such survival period in accordance with the provisions set forth above.

         8.6.     SURVIVAL OF COVENANTS.

                  Any provision of this Agreement that is capable of being performed after the Closing Date but which has not been performed on or before the Closing Date and all covenants of the parties contained in this Agreement or in any Ancillary Instrument shall survive the Closing and shall continue in full force and effect.

         8.7.     ESCROW FUND.

                  As soon as practicable after the Closing Date, 10% of the total number of shares of Exchangeable Shares held by the Shareholders and, when exchanged, the shares of Sykes Common Shares into which such Exchangeable Shares are exchanged (collectively, the "Escrow Shares") shall be deposited with the Escrow Agent, such deposit to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund shall be available to compensate Buyer for any Claims pursuant to the indemnification obligations of the Shareholders under Section 8.1(a). Notwithstanding anything in this Agreement to the contrary, the Escrow Fund shall be Buyer's sole recourse against the Shareholders (which recourse shall be on a pro rata basis) for any Claim pursuant to Section 8.1(a), other than Claims for the inaccuracy or breach of any representation or warranty contained in Section 3.4.

         8.8.     NO WAIVER.

                  The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder.

9.       CLOSING

                  The consummation of the transactions contemplated herein (the "Closing") shall take place at the offices of Foley & Lardner, 100 North Tampa Street, Suite 2700, Tampa, Florida, at 10 A.M. on December 15, 1998, or at such other time and place as the parties hereto shall agree upon. Such date is referred to in this Agreement as the "Closing Date".

         9.1.     DOCUMENTS TO BE DELIVERED BY THE COMPANY AND SHAREHOLDERS.

                  At the Closing, the Company and the Shareholders shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:

                  (a) Stock Certificate. A stock certificate representing one common share of the Company.

                  (b) Compliance Certificate. A certificate signed by each Shareholder that each of the representations and warranties made by such Shareholder in this Agreement is true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that the Company and such Shareholder have performed and complied with all of their obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

                  (c) Opinion of Counsel. Written opinions of Cohen Highley Vogel & Dowson, counsel to the Company and Shareholders, dated as of the Closing Date, addressed to Buyer, in form and substance acceptable to Buyer.

                  (d) Certified Resolutions. Certified copies of the resolutions of the Board of Directors and the Shareholders of the Company, and of each Shareholder which is a corporation, authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

                  (e) Articles; By-Laws. A copy of the By-Laws of the Company certified by the secretary of the Company, and a copy of the Articles of Incorporation of the Company certified by the applicable Government Authority.

                  (f) Escrow Agreement. The Escrow Agreement referred to in Section 1.4, duly executed by the persons referred to in such Section.

                  (g) Voting Trust Agreement. The Voting Trust Agreement referred to in Section 1.5, duly executed by the persons referred to in such Section.

                  (h) Support Agreement. The Support Agreements referred to in Section 1.6, duly executed by the persons referred to in such Section.

                  (i) Registration Rights Agreement. The Registration Rights Agreement referred to in Section 1.7, duly executed by the persons referred to in such Section.

                  (j) Noncompetition Agreements. The Noncompetition Agreements referred to in Section 5.3, duly executed by the persons referred to in such Section.

                  (k) Termination of Management Contracts. Evidence of the termination to be effective December 31, 1998 of the management contracts and service contracts between the Company and Chelsey Corporation, Ltd. and Hambro Insurance Services Group PLC in form and substance acceptable to Buyer.

                  (l)      Pooling Letter. The "pooling letter" referred to in
Section 5.7.

                  (m) Resignations. The resignations of Nicholas Page and Calvin R. Stiller as directors of the Company, effective as of the Closing Date and in form satisfactory to Buyer

                  (n) Incumbency Certificate. Incumbency certificates relating to each person executing (as a corporate officer or otherwise on behalf of another person) any document executed and delivered to Buyer pursuant to the terms hereof.

                  (o) Other Documents. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

         9.2.     DOCUMENTS TO BE DELIVERED BY BUYER.

                  At the Closing, Buyer shall deliver to Shareholders the following documents, in each case duly executed or otherwise in proper form:

                  (a) Compliance Certificate. A certificate signed by the Chief Financial Officer of Buyer that the representations and warranties made by Buyer in this Agreement are true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Shareholders), and that Buyer has performed and complied with all of Buyer's obligations under this Agreement which are to be performed or complied with on or prior to the Closing Date.

                  (b) Opinion of Counsel. Written opinions of Miller Thomson and Foley & Lardner, counsel to Buyer, dated as of the Closing Date, addressed to the Shareholders, in form and substance acceptable to the Shareholders.

                  (c) Certified Resolutions. A certified copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

                  (d) Escrow Agreement. The Escrow Agreement referred to in Section 1.4, duly executed by the persons referred to in such Section.

                  (e) Voting Trust Agreement. The Voting Trust Agreement referred to in Section 1.5, duly executed by the persons referred to in such Section.

                  (f) Support Agreement. The Support Agreement referred to in Section 1.6, duly executed by the persons referred to in such Section.

                  (g) Registration Rights Agreement. The Registration Rights Agreement referred to in Section 1.7, duly executed by the persons referred to in such Section.

                  (h) Incumbency Certificate. Incumbency certificates relating to each person executing any document executed and delivered to the Company or Shareholders by Buyer pursuant to the terms hereof.

                  (i) Other Documents. All other documents, instruments or writings required to be delivered to the Company or the Shareholders at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as the Company may reasonably request.

         9.3.     OTHER DOCUMENTS TO BE DELIVERED.

                  At the Closing, the following documents (if available) shall be delivered, in each case duly executed or otherwise in proper form:

                  (a) Employment and Noncompetition Agreements. The Employment and Noncompetition Agreements referred to in Section 6.6, duly executed by the persons referred to in such Section.

                  (b) General Releases. The General Releases referred to in Section 6.7, duly executed by the persons referred to in such Section.

                  (c) Clinidata Acquisition. Evidence of the acquisition by the Company of Clinidata Corp. in form and substance acceptable to Buyer.

                  (d) Consents. All consents and approvals referred to in Sections 5.8, 5.11, 5.13, 6.4. and 7.5.

10.      TERMINATION

         10.1.    RIGHT OF TERMINATION WITHOUT BREACH.

                  This Agreement may be terminated without further liability of any party at any time prior to the Closing:

                  (a) by mutual written agreement of Buyer and the Shareholders; or

                  (b) by either Buyer or Shareholders if the Closing shall not have occurred on or before December 31, 1998, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

         10.2.    TERMINATION FOR BREACH.

                  (a) Termination by Buyer. If (i) there has been a material violation or breach by any Shareholder or the Company of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Buyer, or (ii) there has been a failure of satisfaction of a condition to the obligations of Buyer which has not been so waived, or (iii) the Company, or any Shareholder shall have attempted to terminate this Agreement under this Section 10.2 or otherwise without grounds to do so, then Buyer may, by written notice to Shareholders at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in
Section 10.2.b.1 hereof.

                  (b) Termination by Shareholders. If (i) there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by the Shareholders, or (ii) there has been a failure of satisfaction of a condition to the obligations of Shareholders which has not been so waived, or
(iii) Buyer shall have attempted to terminate this Agreement under this Section
10.2 or otherwise without grounds to do so, then the Shareholders may, by written notice to Buyer at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 10.2.b.1 hereof.

                  10.2.b.1.         Effect of Termination. Termination of this
Agreement pursuant to this Section 10.2 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof. In addition to the right of any party under common law to redress for any such breach or violation of a covenant or agreement, each party whose breach or violation has occurred prior to termination shall jointly and severally indemnify each other party for whose benefit such representation, warranty, covenant, agreement or other provision was made ("indemnified party") from and against all losses, damages (including, without limitation, consequential damages), costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs, and reasonable attorneys fees and expenses) asserted against, resulting to, imposed upon, or incurred by the indemnified party, directly or indirectly, by reason of, arising out of or resulting from such breach or violation.

11.      MISCELLANEOUS

         11.1. SCHEDULES.

                  The schedules to this Agreement shall not vary, change or alter the language of the representations and warranties contained in this Agreement and, to the extent the language in such schedules does not conform in every respect to the language of such representations and warranties, such language shall be disregarded and be of no force or effect.

         11.2.    DISCLOSURES AND ANNOUNCEMENTS.

                  Both the timing and the content of all disclosure to third parties and public announcements concerning the transactions provided for in this Agreement by either the Company or Buyer shall be subject to the approval (such approval not to be unreasonably withheld) of the other in all essential respects.

         11.3.    ASSIGNMENT; PARTIES IN INTEREST.

                  Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

         11.4.    LEGAL MATTERS.

                  The validity, construction, enforcement, and interpretation of this Agreement are governed by the laws of Ontario and the federal laws of Canada, excluding the laws of the jurisdiction pertaining to resolution of conflicts with laws of other jurisdictions. The parties hereby stipulate that any action or other legal proceeding arising under or in connection with this Agreement may be commenced and prosecuted in its entirety in the courts having jurisdiction over Toronto, Canada, each party hereby submitting to the personal jurisdiction thereof, and the parties agree not to raise the objection that such courts are not a convenient forum. Process and pleadings mailed to a party at the address provided in this Agreement shall be deemed properly served and accepted for all purposes. In any legal action relating to this Agreement or the transactions or other agreements contemplated hereby, the Company, the Shareholders and Buyer knowingly, intentionally, and voluntarily waive their right to a jury trial and agree to have the matter adjudicated by a judge without a jury.

         11.5.    NOTICE.

                  All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

                           (a)      If to Buyer, to:

                                    Sykes Enterprises, Incorporated
                                    100 North Tampa Street, Suite 3900
                                    Tampa, FL 33602
                                    Attention: Scott Bendert

                                    (with a copy to)

                                    Foley & Lardner
                                    100 North Tampa St., Suite 2700
                                    Tampa, FL 33602
                                    Attention: Martin A. Traber

or to such other person or address as Buyer shall furnish to the Company in writing.

                           (b)      If to the Company, to:

                                    248 Pall Mall
                                    Ontario, Canada

or to such other person or address as the Company shall furnish to Buyer in writing.

                           (c)      If to Stilco Investments Limited, to:

                                    14142 Medway Road
                                    Arva, Ontario N0M 1C0
                                    Telecopy 519-850-9877
                                    Attention: Calvin R. Stiller

or to such other person or address as it shall furnish to Buyer in writing.

                           (d)      If to Slemko Investment Corporation, to:

                                    129 Whiteacres Drive
                                    London, Ontario N6G 4E8
                                    Telecopy 519-472-2033
                                    Attention: Gerald J. Slemko

or to such other person or address as it shall furnish to Buyer in writing.

                           (e)      If to the Hambro Insurance Services Group
                                    PLC, to:

                                    c/o Fairfax Financial Holdings Limited
                                    95 Wellington Street West, Suite 800
                                    Toronto, Ontario M5J 2N7

or to such other person or address as it shall furnish to Buyer in writing.

         If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

         11.6.    EXPENSES.

                  Except as otherwise provided herein, each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby, except that Buyer will pay (i) the actual fees of PricewaterhouseCoopers, LLP up to a maximum of $20,000 in connection with the transactions contemplated by this Agreement, and
(ii) the completion fee payable to CIBC Wood Gundy Securities Inc. pursuant to the letter agreement dated November 2, 1998, between the Company and CIBC Wood Gundy Securities, Inc. The parties agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation reasonable attorneys' fees and prejudgment interest.

         11.7.    ENTIRE AGREEMENT.

                  This Agreement and the Ancillary Instruments embody the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

         11.8.    COUNTERPARTS.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same Agreement. This Agreement may be executed by facsimile, with an original to be delivered promptly following execution.

         11.9.    HEADINGS.

                  The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

         11.10.   GLOSSARY OF TERMS.

                  The following sets forth the location of definitions of capitalized terms defined in this Agreement:

"Affiliate" - 2.7(j)
"Agreement" - Preamble
"Ancillary Instruments" - Section 2.1(d)
"Benefit Plans" - Section 2.17(a)
"Buyer" - Preamble
"Buyer's Affiliates" - Section 8.1
"CEPA" - Section 2.11.c.1.1
"Claim" - Section 8.1
"Closing" - Section 9
"Closing Date" - Section 9
"Code" - Recitals
"Company" - Preamble
"Company Common Shares" - Section 1.1(c)
"Contracts" - Section 2.15(a)
"Environmental Laws" - Section 2.11.c.1.1
"Environmental Permits" - Section 2.11.c.1.2
"EPA" - Section 2.11.c.1.1
"Escrow Agent" - Section 1.4
"Escrow Agreement" - Section 5.1
"Escrow Shares" - Section 8.7
"Exchange Ratio - Section 1.1(c)
"Exchangeable Share Provisions" - Section 1.1(b)
"Government Entities" - Section 2.2
"GST Legislation" - Section 2.4(f)
"Hazardous Substance" - Section 2.11.c.1.3
"Indemnified Party" - Section 8.3(a)
"Indemnifying Party" - Section 8.3(a)
"ITA" - Recitals
"Laws" - Section 2.2
"Liens" - Section 2.12(a)
"Litigation" - Section 2.10
"multiemployer plan" - Section 2.17(a)
"Noncompetition Agreement" - Section 5.3
"Orders" - Section 2.2
"Preference Share" - Section 1.1(a)

"Real Property" - Section 2.12(c)
"Recent Balance Sheet" - Section 2.3
"Release" - Section 2.11.c.1.4
"Reorganization" - Section 1.1
"SEC" - Section 4.4
"SEC Documents" - Section 4.4
"Subsidiary" - Section 2.1(g)
"Shareholder" - Preamble
"Shareholder Affiliates" - Section 8.2
"Shares" - Recitals
"Software" - Section 2.9
"Sykes Common Shares" - Section 1.2
"Tax" - Section 2.4(a)
"Tax Returns" - Section 2.4(a)
"Trade Rights" - Section 2.19
"US GAAP" - Recitals
"1933 Act" - Section 3.5(b)



                        [signatures begin on next page]

         IN WITNESS WHEREOF, the parties have executed this Combination Agreement as of the date first above written.


                                 SYKES ENTERPRISES, INCORPORATED


                                 By:
                                    -------------------------------------------
                                    Scott J. Bendert
                                    Senior Vice President - Finance, Treasurer


                                 STILCO INVESTMENTS LIMITED


                                 By:
                                    -------------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                 SLEMKO INVESTMENT CORPORATION


                                 By:
                                    -------------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------



                       [signatures continue on next page]

                                  HAMBRO INSURANCE SERVICES GROUP PLC


                                  By:
                                     ------------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                    EXHIBITS


Exhibit 1.1(b)    Exchangeable Share Provisions
Exhibit 1.4       Escrow Agreement
Exhibit 1.5       Voting Trust Agreement
Exhibit 1.6       Support Agreement
Exhibit 5.3       Noncompetition Agreement

                                   SCHEDULES


Schedule 1.1(b)     Holders of Company Common Shares
Schedule 2.1(c)     Qualification
Schedule 2.1(g)     Subsidiaries
Schedule 2.1(h)     Corporate Documents
Schedule 2.2        No Violation
Schedule 2.3        Financial Statements
Schedule 2.5(c)     Tax Audits
Schedule 2.5        Accounts Receivable
Schedule 2.6        Inventory
Schedule 2.7        Absence of Certain Changes
Schedule 2.9        Year 2000 Compliance
Schedule 2.10       No Litigation
Schedule 2.11(b)    License and Permits
Schedule 2.12(a)    Marketable Title
Schedule 2.12(c)    Real Property
Schedule 2.13       Insurance
Schedule 2.15       Contracts
Schedule 2.15(c)    No Default
Schedule 2.16       Labor and Employment Matters
Schedule 2.18       Employment Compensation
Schedule 2.19       Trade Rights
Schedule 2.20(a)    Major Customers
Schedule 2.20(b)    Dealers and Distributors
Schedule 2.21       Product Warranty and Product Liability
Schedule 2.22       Bank Accounts
Schedule 2.23       Contract with Affiliates
Schedule 2.25       No Brokers or Finders

                                SCHEDULE 1.1(B)


     Shareholder                              Company Common Shares     Exchangeable Shares

     ----------------------------------------------------------------------------------------
1    Stilco Investment Corporation             37,000                     474,804

2    Slemko Investment Corporation             40,000                     513,302

3    Hambro Insurance Services Group PLC       37,942                     486,892

     TOTAL                                    114,942                   1,474,998
                                              -------                   ---------